As filed with the Securities and Exchange Commission on November 25, 2003
                               File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                         VENTURES-NATIONAL INCORPORATED
                       (Name of Registrant in its charter)

      UTAH                                                       87-0433444
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                        44358 OLD WARM SPRINGS BOULEVARD
                            FREMONT, CALIFORNIA 94538
                            (510) 824-1240 (Address,
                    including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                         VENTURES-NATIONAL INCORPORATED
                            STOCK COMPENSATION LETTER
                            (Full Title of the Plan)

                                 ROBERT E. CIRI
                        44358 OLD WARM SPRINGS BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 824-1240
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                               Robert Steven Brown
                               John F. F. Watkins
                                Reitler Brown LLC
                          800 Third Avenue, 21st floor
                               New York, NY 10022
                                 (212) 209-3050

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                              PROPOSED    PROPOSED
                                               MAXIMUM    MAXIMUM
                                     AMOUNT   OFFERING   AGGREGATE   AMOUNT OF
          TITLE OF SECURITIES        TO BE    PRICE PER   OFFERING  REGISTRATION
           TO BE REGISTERED        REGISTERED   SHARE      PRICE        FEE
--------------------------------------------------------------------------------
Common Stock, par value $.001(1)    200,000     $0.61     $122,000    $10.00(1)
--------------------------------------------------------------------------------
(1) The shares are to be issued pursuant to a stock compensation letter and the proposed maximum offering price per share has been estimated/determined pursuant to Rule 457(h), and is based on the closing price of the Company's Common Stock on the OTCBB market on November 24, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

        The documents containing the information specified in this Item will be sent or given free of charge to Reitler Brown LLC, or its designee, Robert Steven Brown, 800 Third Avenue, 21st Floor, New York, New York 10022 (the "Consultant") under the Ventures-National Incorporated Stock Compensation Letter with the Company made as of October 22, 2003 (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (this "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

       The documents containing the information specified in this Item will be sent or given free of charge to the Consultant with respect to shares of Common Stock issued pursuant to the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents which heretofore have been filed with the Commission by Ventures-National Incorporated, a Utah corporation (the "Company" or "Registrant"), are incorporated by reference in this Registration Statement:

(a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002;

(b) the Registrant's Quarterly Report, on Form 10-QSB for the fiscal nine months ended May 31, 2003, the fiscal six months ended February 28, 2003, and the fiscal three months ended November 30, 2002; and

(c) the Registrant's Current Reports on Form 8-K and amendments thereto on form 8-K/A, filed with the Commission on September 4, 2002, September 11, 2002, September 20, 2002, September 23, 2002, October 1, 2002, December 9, 2002, December 18, 2002, February 19, 2003, February 27, 2003 (as
       amended on April 15, 2003), March 3, 2003, March 10, 2003, March 11, 2003, April 15, 2003, May 2, 2003, May 15, 2003, May 15, 2003, July 31,
       2003.

       All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

       The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common voting stock. The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the
Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16- 10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.
Exhibit

     5.1       Opinion of Leonard Neilson, Attorney at Law.

     23.1 Consent of Stonefield Josephson, Inc., independent auditors of Registrant.

     23.2 Consent of Leonard Neilson, Attorney at Law (included in Exhibit 5 opinion letter).

     24.1      Power of Attorney (included on signature page).

     99.1 Ventures-National Incorporated Stock Compensation Letter, made as of November 20, 2003 between Registrant and Robert Steven Brown.

ITEM 9. UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 23, 2003.


                                      VENTURES-NATIONAL INCORPORATED


                                      BY:
                                                 /s/ Robert E. Ciri
                                         ---------------------------------------
                                         Robert E. Ciri, Chief Executive Officer

                                 SIGNATURE PAGE
                                       AND
                                POWER OF ATTORNEY

       The undersigned officers and directors of Ventures-National Incorporated hereby constitute and appoint Andrew Glashow, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                TITLE                                DATE
----------                -----                                ----

/s/ Robert E. Ciri        Chairman of the Board of Directors   November 23, 2003
----------------------    and Chief Executive Officer and
Robert E. Ciri            Director
                          (Principal Executive Officer)

/s/ Dan Guimond           Acting Chief Financial Officer       November 23, 2003
----------------------    (Principal Financial and
Dan Guimond               Accounting Officer)

/s/ Andrew J. Glashow     President and Director               November 23, 2003
----------------------
Andrew J. Glashow

                          Director
----------------------
James E. Patty

/s/David M. Marks         Director                             November 23, 2003
----------------------
David M. Marks

                          Director
----------------------
Joel Gold

Exhibit Index

     5.1       Opinion of Leonard Neilson, Attorney at Law.

     23.1 Consent of Stonefield Josephson, Inc., independent auditors of Registrant.

     23.2 Consent of Leonard Neilson, Attorney at Law (included in Exhibit 5 opinion letter).

     24.1      Power of Attorney (included on signature page).

     99.1 Ventures-National Incorporated Stock Compensation Letter, made as of November 20, 2003 between Registrant and Robert Steven Brown.